AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of June 1, 2010, by and among:

(a)           GALLARUS MEDIA HOLDINGS, INC., a Delaware corporation (“Holdings”);

(b)           NETWORK COMMUNICATIONS, INC., a Georgia corporation, in its capacities as “Borrower” under the Senior Revolving Loan Agreement (as defined below) (in such capacity, “Revolving Borrower”) and “Borrower” under the Senior Term Loan Agreement (as defined below) (in such capacity, “Term Borrower”; each of Revolving Borrower and Term Borrower, “Borrower”; each of Holdings and Borrower, a “Credit Party” and, collectively, the “Credit Parties”);

(c)           TORONTO DOMINION (TEXAS) LLC, in its capacities as “Administrative Agent” and “Collateral Agent” under the Senior Revolving Loan Agreement and “Revolving Loan Administrative Agent” under the Senior Guarantee, Collateral, and Intercreditor Agreement (in such capacities, “Revolving Agent”);

(d)           TORONTO DOMINION (TEXAS) LLC, in its capacities as “Administrative Agent” and “Collateral Agent” under the Senior Term Loan Agreement and Term Loan Administrative Agent under the Senior Guarantee, Collateral, and Intercreditor Agreement (in such capacities, “Term Agent”);

(e)           TORONTO DOMINION (TEXAS) LLC, in its capacity as “Collateral Agent,” under the Senior Guarantee, Collateral, and Intercreditor Agreement (as defined below) (in such capacity, “Collateral Agent”);

(f)           TORONTO DOMINION (TEXAS LLC, in its capacity as “Swingline Lender” under the Senior Revolving Loan Agreement (“Swingline Lender”);

(g)           THE TORONTO DOMINION BANK, NEW YORK BRANCH, in its capacity as “Issuing Bank” under the Senior Revolving Loan Agreement (“Issuing Bank”);

(h)           the Persons party hereto as “Senior Revolving Lenders” (each, a “Senior Revolving Lender” and, collectively, the “Senior Revolving Lenders”);

(i)           the Persons party hereto as “Senior Term Lenders” (each, a “Senior Term Lender” and, collectively, the “Senior Term Lenders”; each of the Senior Revolving Lenders and the Senior Term Lenders, a “Senior Lender” and, collectively, the “Senior Lenders”).

RECITALS:

WHEREAS, Holdings, Revolving Borrower, Revolving Agent, the Senior Revolving Lenders, Swingline Lender, and Issuing Bank are party to that certain Revolving Loan Agreement dated as of July 20, 2007, as amended by that certain First Amendment to Revolving Loan Credit Agreement dated as of June 10, 2008, that certain Second Amendment to Revolving Loan Credit Agreement dated as of December 4, 2008, and that certain Third Amendment to Revolving Loan Credit Agreement dated as of May 4, 2009 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Revolving Loan Agreement”);

WHEREAS, Holdings, Term Borrower, Term Agent, and the Senior Term Lenders are party to that certain Term Loan Agreement dated as of July 20, 2007, (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Term Loan Agreement”; each of the Senior Revolving Loan Agreement and the Senior Term Loan Agreement, a “Senior Loan Agreement” and, collectively, the “Senior Loan Agreements”);

WHEREAS, Holdings, Borrower, Revolving Agent, Term Agent, and Collateral Agent are party to that certain Guarantee, Collateral and Intercreditor Agreement dated as of July 20, 2007 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Guarantee, Collateral, and Intercreditor Agreement”; each of the Senior Revolving Loan Agreement, the Senior Guarantee, Collateral, and Intercreditor Agreement, and the “Loan Documents” (as such term is defined and used in the Senior Revolving Loan Agreement), a “Senior Revolving Loan Document” and, collectively, the “Senior Revolving Loan Documents”; each of the Senior Term Loan Agreement, the Senior Guarantee, Collateral, and Intercreditor Agreement, and the “Loan Documents” (as such term is defined and used in the Senior Term Loan Agreement), a “Senior Term Loan Document” and, collectively, the “Senior Term Loan Documents”; each of the Senior Revolving Loan Documents and the Senior Term Loan Documents, a “Senior Loan Document” and, collectively, the “Senior Loan Documents”);

WHEREAS, Borrower issued its 10-3/4% Senior Notes due 2013 in an initial aggregate principal amount of $175,000,000 (the “Senior Notes”), pursuant to that certain Indenture dated as of November 30, 2005, by and between Borrower and Wells Fargo Bank N.A., in its capacity as “Trustee” (“Trustee”); such indenture, as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Notes Indenture”);

WHEREAS, Borrower has notified Agent and the Senior Lenders that it is currently in discussions with certain holders of the Senior Notes regarding a potential restructuring of the Senior Notes and a deleveraging of the Borrower’s balance sheet (the “Senior Notes Restructuring”);

WHEREAS, Borrower has notified Agent and the Senior Lenders that Borrower (a) believes it is not in Borrower’s best interests to make the payment of interest on the Senior Notes due on June 1, 2010, as required by the terms of the Senior Notes Indenture and (b) does not intend to make such payment (the failure to make such payment, when and if it occurs, the “Senior Notes Interest Payment Default”);

WHEREAS, the Senior Notes Interest Payment Default will constitute an Event of Default under clause (f) of Article VII of the Senior Revolving Loan Agreement (the “Specified Senior Revolving Loan Event of Default”);

WHEREAS, the Senior Notes Interest Payment Default will constitute an Event of Default under the clause (f) of Article VII of the Senior Term Loan Agreement (the “Specified Senior Term Loan Event of Default”);

WHEREAS, the existence or occurrence of (i) the Specified Senior Revolving Loan Event of Default, (ii) the Specified Senior Term Loan Event of Default, and (iii) other Defaults and/or Events of Default and potential Defaults and/or Events of Default as specified on Schedule A, attached hereto and made a part hereof may, in turn, cause other “Events of Default” under the Senior Loan Documents to occur on account of cross-defaults to other agreements evidencing indebtedness of a Credit Party (each of such other “Events of Default” under the Senior Loan Documents, solely to the extent occurring, directly or indirectly, on account of the occurrence of the Senior Notes Interest Payment Default, the Specified Senior Revolving Loan Event of Default, the Specified Senior Term Loan Event of Default, or each Default or Event of Default specified on Schedule A, a “Specified Senior Event of Default” and, collectively, the “Specified Senior Events of Default”);

WHEREAS, to facilitate the Senior Notes Restructuring and any related restructuring of any Credit Party’s balance sheet, each Credit Party has requested Revolving Agent, Term Agent, Collateral Agent, the Senior Lenders, Swingline Lender, and Issuing Bank to forbear certain rights they may have with respect to Controlled Accounts (as defined below) in respect of the Specified Senior Events of Default, and Revolving Agent, Term Agent, Collateral Agent, Senior Revolving Lenders, Senior Term Lenders, Swingline Lender, and Issuing Bank are willing to do so, but only strictly on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, each Credit Party, Revolving Agent, Term Agent, and Collateral Agent, the Senior Revolving Lenders party hereto, the Senior Term Lenders party hereto, Swingline Lender, and Issuing Bank hereby covenant and agree as follows:

1. Definitions; Incorporation of Recitals.

(a) Unless otherwise specifically defined herein, each term used herein which is defined in a Senior Loan Agreement shall have the meaning assigned to such term therein.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Senior Loan Document shall from and after the date hereof refer to such Senior Loan Document as supplemented and modified hereby, to the extent applicable.

(b) Each of the Recitals to this Agreement is incorporated herein by this reference.

2. Specified Senior Events of Default; Certain Acknowledgments by Credit Parties.  Each Credit Party hereby acknowledges and agrees with respect to each of the Specified Senior Events of Default (when and if it occurs) that (a) such Specified Senior Event of Default will constitute a continuing “Event of Default” under each of the Senior Loan Agreements and that each Credit Party hereby is deemed to have received adequate and sufficient notice thereof; (b)

as a result of and during the continuance of the Specified Senior Events of Default, none of Revolving Agent, any Senior Revolving Lender, Swingline Lender, nor Issuing Bank has any obligation to make or issue any advances, loans, financial accommodations, or extensions of credit to any Credit Party under any Senior Revolving Loan Document; (c) as a result of the Specified Senior Events of Default, none of Revolving Agent, Term Agent, Collateral Agent, any Senior Revolving Lender, any Senior Term Lender, Swingline Lender, or Issuing Bank will have any obligation to forbear the exercise of any of its rights or remedies under any Senior Loan Documents to which it is a party or applicable law; and (d) as a result of the Specified Senior Events of Default, each of Revolving Agent, Term Agent, and Collateral Agent, the Senior Revolving Lenders, any Senior Term Lender, Swingline Lender, and Issuing Bank will have the right to exercise each and every right and remedy afforded it under and in accordance with the terms of the Senior Loan Documents to which it is a party and applicable law.

3. No Exercise of Certain Rights During Specified Period.

(a) Notwithstanding the acknowledgments contained in Section 2 hereof and notwithstanding any term or provision of the Senior Guarantee, Collateral, and Intercreditor Agreement or any deposit account control agreement or other Senior Loan Document, as long as the Specified Period (as defined below) has not terminated or expired, each of Revolving Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank agrees that, whether individually, jointly, or severally, it shall not exercise, or direct the exercise of, vote to exercise, or consent to or approve the exercise of, any right of any Revolving Agent, Term Agent, Collateral Agent, Senior Revolving Lender, or Senior Term Lender to (x) setoff against, (y) direct the disposition of, and/or (z) prevent or otherwise limit any Credit Party’s access to (whether by delivery of any notice to any depository bank or otherwise), funds on deposit in any deposit account which is owned by any Credit Party and over which Collateral Agent has control (as such term is defined and used in the Uniform Commercial Code as in effect in any applicable jurisdiction; each such deposit account, a “Controlled Account”), without first having given 72 hours written notice (a “72 Hour Notice”) to the applicable Credit Party of its intention to exercise such right (which 72-hour period shall be inclusive of, and not in addition to, any notice period which may be required under any document or agreement relating to the exercise of such rights).  Any such 72 Hour Notice shall include a copy of any proposed written notice to any depository bank (a “Depository Notice”) regarding a Controlled Account it being agreed that in no event will any of the Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender or Issuing Bank send a Depository Notice to any depository bank regarding a Controlled Account which instructs such depository bank to restrict access to such Controlled Account prior to the expiration of the 72-hour period contemplated by any such 72 Hour Notice.  Each 72 Hour Notice and Depository Notice shall be sent to the relevant Credit Parties in accordance with the Senior Loan Agreements with email copies sent substantially simultaneously to each of Daniel McCarthy, Jonathan Henes and Armand Della Monica at the following email addresses:  dmccarthy@nci.com, jonathan.henes@kirkland.com, armand.dellamonica@kirkland.com.  .

(b) As used in this Agreement, the term “Specified Period” means the period commencing upon the Effective Date (as defined in Section 17) and ending, automatically and without notice to any person or entity, on the occurrence of a Termination Event (as defined below).

(c) As used in this Agreement, each of the following shall constitute a “Termination Event”:  (i) 5:00 p.m., New York time, on June 20, 2010, (ii) the passage of 72 hours after delivery of a 72 Hour Notice to any Credit Party under and in accordance with Section 3(a) above; (iii) the payment of any amount, on or after the Effective Date, by or on behalf of any Credit Party to or for the account or benefit of any holder of any Senior Note, whether as principal, interest, fees, or otherwise (but excluding the payment of professional advisor fees or attorney fees and expenses if otherwise permitted pursuant to Section 6(c) below); or (iv) the commencement by or against any Credit Party (or any of its respective subsidiaries) of a case under Title 11 of the United States Code or the filing of any involuntary petition against any Credit Party (or any of its respective subsidiaries), seeking the commence of such case.

4. Reservation of Rights.

(a) Each Credit Party acknowledges and agrees that nothing in this Agreement constitutes any waiver (whether expressed or implied or arising through course of conduct or course of dealing) of any Specified Senior Event of Default or any other “Default” or “Event of Default” which may be in existence under any Senior Loan Document.  Except as otherwise expressly stated herein (and, then, only during the Specified Period), the agreements of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank hereunder are made without prejudice to any rights, remedies, or powers which any of them may have, individually or collectively, whether arising at law or in equity or under the terms of the Senior Loan Documents to which it is a party, as a result of the Specified Senior Events of Default or any other “Default” or “Event of Default” under any Senior Loan Document to which it is a party, all of which are hereby expressly reserved and retained in full.

(b) None of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, or Issuing Bank shall have any obligation to forbear the exercise or enforcement of any of its respective rights, remedies, or powers with respect to any Controlled Account after the termination or expiration of the Specified Period.  Immediately upon the termination or expiration of the Specified Period, the agreements of Revolver Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank set forth in Section 3 shall, automatically and without notice to any Person, terminate and be of no further force or effect, and each of them may take such actions and exercise such rights and remedies as they may elect in accordance with and to the extent permitted by the terms of the Senior Loan Documents to which they are a party and applicable law.

5. Representations and Warranties.  To induce each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank to enter into this Agreement, each Credit Party hereby represents and warrants to each of them on the Effective Date as follows (with each of the following representations and warranties surviving the effectiveness of this Agreement and the expiration or termination of the Specified Period and this Agreement):

(a) Such Credit Party has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b) Such Credit Party’s execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite corporate and, if required, stockholder action;

(c) This Agreement has been duly executed and delivered by such Credit Party and constitutes a legal, valid, and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) As of the Effective Date, no “Event of Default” under any Senior Loan Document exists and no Credit Party anticipates as of the Effective Date any “Event of Default” under any Senior Loan Document to occur before the termination or expiration of the Specified Period (other than Specified Senior Events of Default);

(e) As of May 28, 2010, (i) the aggregate outstanding principal amount of all “Loans” under the Senior Revolving Loan Agreement is $6,000,000.00; (ii) the aggregate “L/C Exposure” existing under the Senior Revolving Loan Agreement is $0.00; and (iii) the aggregate outstanding principal amount of all “Loans” under the Senior Term Loan Agreement is $68,174,992.40; and

(f) Schedule B, attached hereto and made a part hereof, sets forth the account number of each Credit Party’s deposit accounts, together with the name and address of the depository institution at which each such deposit account is maintained, a brief description of the purposes to which such Credit Party or subsidiary puts each such deposit account (e.g., payroll, benefits, operating account, disbursement account, etc.), and the account balance of each such deposit account as of May 28, 2010.

6. Certain Covenants and Agreements.

(a) No Further Extensions of Credit; Reduction of Revolving Credit Commitment.

(i)           Each Credit Party and each of Revolving Agent, Collateral Agent, the Senior Revolving Lenders, Swingline Lender, and Issuing Bank agrees that, on and after the Effective Date and continuing until each of the Specified Senior Revolving Loan Events of Default have been cured or waived, none of Revolving Agent, Collateral Agent, any Senior Revolving Lender, Swingline Lender, or Issuing Bank shall have any obligation under any Senior Revolving Loan Document to make any loans or advance, to issue any letter of credit, or otherwise to make or extend any financial accommodation or extension of credit to any Credit Party under the Senior Revolving Loan Documents unless the applicable party otherwise agrees to do so in its sole and absolute discretion.  In the event any such loan, advance, letter of credit, financial accommodation, or extension of credit is made or issued, as applicable, the same shall not constitute any waiver of the applicable entities’ rights under this clause (a), under this Agreement, or under any Senior Revolving Loan Document and shall not constitute grounds for any Credit Party to anticipate that any further loan, advance, letter of credit, financial accommodation, or extension of credit shall be made or issued in the future, except strictly in accordance with the terms of the Senior Revolving Loan Documents.

(ii)           Each of the Credit Parties, Revolving Agent, Collateral Agent, the Senior Revolving Lenders, Swingline Lender, and Issuing Bank acknowledges and agrees that, any other term or provision of the Senior Revolving Loan Agreement or any other Senior Revolving Loan Document to the contrary notwithstanding, the Revolving Credit Commitment is reduced, effective upon the Effective Date, to $6,000,000, such reduction to be applied to the Revolving Credit Commitment of each of the Senior Revolving Lenders on a pro rata basis.

(b) Delivery of Weekly Cash Flow Budget.  During the Specified Period, Holdings agrees to deliver to Revolving Agent and Term Agent by 12:00 p.m. (noon), New York, time, on Friday of each calendar week (or if any such Friday is not a business day, the immediately following business day), commencing on June 4, 2010, a written cash flow budget for Holdings and its subsidiaries for the 13-week period commencing on the immediately following Monday (each, a “Cash Flow Budget”), which Cash Flow Budget shall (i) be presented in a form substantially similar to the form previously delivered to Revolving Agent, Term Agent, and Collateral Agent, (ii) include such detail as reasonably required from time to time by Revolving Agent or Term Agent but which shall contain, at a minimum, budgeted weekly cash flow from operations, budgeted weekly cash receipts, budgeted weekly cash disbursements, weekly capital expenditures, and budgeted cash balance for each of such weeks, (iii) commencing with the cash flow forecast delivered on June 4, 2010, and continuing thereafter, set forth in comparative form the figures for the actual cash flow results (which shall include a detailed listing of all material disbursements made, each, a “Disbursement Schedule”) for Holdings and its consolidated subsidiaries for the immediately preceding week and the budget for such week in the preceding Cash Flow Budget delivered pursuant to this Section 6(b), and (iv) set forth and account for any material deviations from the immediately preceding Cash Flow Budget and Disbursement Schedule delivered to Revolving Agent and Term Agent in such detail as they may reasonably require.  The delivery of each Cash Flow Budget to Revolving Lender and Term Lender shall constitute each Credit Party’s representation and warranty that each such Cash Flow Budget, when and as delivered to Revolving Agent and Term Agent, represents, based on information then available to Holders, Holdings’ reasonable best estimate of the future financial performance of Holdings and its consolidated subsidiaries for the periods set forth therein and that such Cash Flow Budget has been prepared on the basis of assumptions set forth therein which Holdings believes are reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions.  The delivery of each Disbursement Schedule to Revolving Lender and Term Lender shall constitute each Credit Party’s representation and warranty that each such Disbursement Schedule, when and as delivered to Revolving Agent and Term Agent, represents all material disbursements actually made by Holdings and its consolidated subsidiaries for the week for which such Disbursement Schedule was delivered.

(c) Maintenance of Cash Flow Budget.  During the Specified Period, no Credit Party shall permit (i) for any calendar week, commencing with the calendar week ending June 4, 2010, (x) the aggregate amount of cash disbursements (excluding any retainers, retainer replenishments or similar one time fees for financial advisors and other professionals and other non-ordinary course one time expenses which were not contemplated at the time the cash budget for such week was prepared so long as any such disbursements exceeding $500,000 individually or $1,000,000 in the aggregate have been approved in writing by the Collateral Agent) actually made for such week to be greater than 115% of cash disbursements projected for such week (any such cash disbursement in excess of cash disbursements projected for such week, an “Excess Disbursement”), as determined on a consolidated basis for Holdings and its consolidated subsidiaries as set forth in the most recently delivered Cash Flow Budget covering such week and delivered in accordance with Section 6(b) or (y) any Excess Disbursements exceeding $500,000 individually or $1,000,000 in the aggregate to be made without the prior written consent of the Collateral Agent or (ii) at any time the minimum balance in all Collateral Accounts, collectively, to be less than $4,000,000.

(d) Financial Advisor.  Each Credit Party agrees that Revolving Agent, Term Agent, and Collateral Agent, together (the “Applicable Agents”), in connection the Senior Notes Restructuring, together may engage the services of one financial advisor to conduct reviews of the Credit Party’s financial and business matters of such scope as the Applicable Agents may determine from time to time.  The financial advisor shall provide services for such duration as the Applicable Agents shall require.  Such financial advisor shall be the Applicable Agent’s agent and shall owe its duties solely to the Applicable Agents, for and on behalf of the Applicable Agents, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank.  Each Credit Party hereby agrees to grant the financial advisor commercially reasonable access to all of its and its subsidiaries’ books and records, properties, locations, financial consultants, and officers for purposes of conducting its analysis and examination with reasonable prior notice (which need not be in writing).  The Credit Parties shall bear all fees, costs, and expenses of such financial advisor and its activities, and all of such fees, costs, and expenses, if not sooner paid by the Credit Parties, shall be due and payable on demand (but with the presentment of a written invoice of reasonable detail).  The Credit Parties agree to pay over to the Applicable Agents on demand any customary amount which may be requested by the Applicable Agents for purposes of providing a retainer to the financial advisor.  All reasonable fees, costs, and expenses of the financial advisor shall constitute part of the obligations owing under the Senior Revolving Loan Documents and the Senior Term Loan Documents, on a pro rata basis as applicable, and shall, in each case, be secured by all “Collateral” under the Senior Guarantee, Collateral, and Intercreditor Agreement.

(e) Payment of Jones Day Fees.  Without limiting the rights of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, or Issuing Bank under any of the Senior Loan Documents to which it is a party, Borrower agrees that it shall pay directly to Jones Day its reasonable fees at Jones Day's regular hourly rates (as they may be adjusted from time to time in the ordinary course) for services rendered to Revolving Agent, Term Agent, and Collateral Agent in connection with the Senior Loan Documents (including, without limitation, this Agreement) upon the presentment of an invoice prepared in a manner, and with such detail as is, consistent with historical practices in matters relating to Jones Day’s services relating to the Senior Loan Documents.  In addition, Borrower agrees that it shall reimburse Jones Day for its out-of-pocket costs and expenses incurred in connection with such services.  Invoices sent to Borrower from Jones Day shall be payable to Jones Day by wire transfer as soon as practicable after receipt, but in any event no later than five business days after receipt.  Borrower also agrees to provide Jones Day with a $250,000 retainer (the "Retainer"), to be held as security for the payment of Jones Day’s fees and expenses.  The Retainer may be applied by Jones Day against its unpaid fees and expenses at any time.  After the conclusion of Jones Day's representation of each of Revolving Agent, Term Agent, Collateral Agent and the application of the Retainer to any of Jones Day's unpaid fees or expenses incurred in connection with such representations, any unused portion of the Retainer will be returned by Jones Day to Borrower.  If any Credit Party determines to commence a Chapter 11 case, then prior to the commencement of such a Chapter 11 case, Borrower shall immediately pay all accrued and unpaid fees and expenses of Jones Day as provided herein or in the Senior Loan Documents.  Notwithstanding Borrower’s obligations hereunder or under any of the Senior Loan Documents to pay the reasonable fees and expenses of Jones Day, Borrower acknowledges and agrees that Jones Day’s sole and exclusive clients in this matter are Revolving Agent, Term Agent, and Collateral Agent, and Jones Day shall in no way be deemed legal counsel in this matter for any Credit Party or any of its respective affiliates.  Borrower acknowledges that nothing in this Agreement or the Senior Loan Documents, or the transactions contemplated hereby and thereby (x) creates an express or implied attorney-client relationship between Jones Day and any Credit Party or any of its respective affiliates or (y) otherwise imposes an obligation or duty upon Jones Day in favor of any Credit Party or any of its respective affiliates.

(f) Notice of Senior Notes Interest Payment Default.  Holdings agrees to deliver to Revolving Agent and Term Agent by 5:00 p.m., New York, time, on Tuesday, June 1, 2010, a notice specifying whether or not a Senior Notes Interest Payment Default has occurred.

(g) Survival of Termination.  Each of the covenants and agreements set forth in this Section 6 shall survive the termination or expiration of the Specified Period and this Agreement and shall continue in full force and effect from the Effective Date until otherwise agreed by Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank.

7. Conduct of Agent and Others; Absence and Waiver of Defenses; Release of Claims; Etc.

(a) Each Credit Party acknowledges and agrees that (i) through the date hereof, each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with such Credit Party in connection with this Agreement and in connection with the obligations under the Senior Revolving Loan Documents and the Senior Term Loan Documents, as applicable; (ii) as of the date of this Agreement, no Credit Party has any defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against any of Revolving Agent, Term Agent, Collateral Agent, the Senior

Revolving Lenders, the Senior Term Lenders, Swingline Lender, or Issuing Bank or any of its past or present agents, attorneys, legal representatives, predecessors in interest, affiliates, successors, assigns, employees, directors or officers, directly or indirectly arising out of, based upon, or in any manner connected with, any of the Senior Revolving Loan Documents or the Senior Term Loan Documents or any loans, advances, letters of credit, financial accommodations, or other extensions of credit made to or for the benefit of Borrower or any other Credit Party under any Senior Loan Document; (iii) none of Revolving Agent, Term Agent Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, nor Issuing Bank is in any way responsible or liable for the previous or current condition or any deterioration of the business operations and/or financial condition of any Credit Party; and (iv) none of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, nor Issuing Bank has breached any agreement or commitment to make loans or advances, issue letters of credit, or make any financial accommodations or extensions of credit available to any Credit Party through the date hereof.

(b) In addition to the foregoing, each Credit Party, together with its successors and assigns (collectively referred to as the “Releasing Parties”), for good and valuable consideration, including, without limitation, the execution of this Agreement by each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank, does hereby unconditionally remise, release, acquit, and forever discharge each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank, its past and present officers, directors, shareholders, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, successors, and assigns, and the heirs, executors, trustees, administrators, successors, and assigns of any such persons and entities (collectively referred to as the “Released Parties”), of and from any and all manner of actions, causes of action, suits, claims, counterclaims, liabilities, obligations, defenses, and demands whatsoever (if any), at law or in equity, or disputed or undisputed, which any of the Releasing Parties ever had or now have, or may now claim to have against any of the Released Parties for or by reason of any cause, matter, or thing whatsoever, arising at any time prior to the Effective Date.

(c) Each Credit Party hereby acknowledges and agrees that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss with counsel freely and independently selected by such Credit Party (i) all terms and conditions of this Agreement, (ii) all terms and conditions of any and all other documents executed and delivered in connection with the transactions to which this Agreement makes reference, and (iii) all factual and legal matters relevant to this Agreement and such other documents.  Each Credit Party further acknowledges and agrees that (i) it has actively and with full understanding and in consultation with its counsel participated in the negotiation of this Agreement and, after review by its counsel of this Agreement and all other documents executed and delivered in connection with the transactions to which this Agreement makes reference, willingly and voluntarily executed and delivered this Agreement; (ii) all of the terms and conditions of this Agreement have been negotiated at arm’s-length; and (iii) this Agreement and such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement upon any other party.

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ATI-2424437v12
NCI FORBEARANCE AGREEMENT

8. No Novation or Mutual Departure.  Each Credit Party expressly acknowledges and agrees that (a) there has not been, and this Agreement does not constitute or establish, a novation with respect to any obligations owing by any Credit Party under any Senior Revolving Loan Document or any Senior Term Loan Document and (b) this Agreement does not constitute any departure (mutual or otherwise) from the strict terms, provisions, and conditions of the Senior Revolving Loan Documents and the Senior Term Loan Documents, other than with respect to the Controlled Accounts as provided in Section 3 and, solely to the extent applicable, the covenants and agreements contained or described in Section 6.

9. Ratification.  Each Credit Party hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in each Senior Loan Document to which it is a party effective as of the date hereof and in light of the agreements set forth herein (including, without limitation, the guarantee of Holdings under the Senior Guarantee, Collateral, and Intercreditor Agreement).

10. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Agreement.

11. Facsimile or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

12. Section References.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

13. No Third Party Beneficiaries.  Each party hereto acknowledges and agrees that the agreements set forth herein are solely for the benefit of each of the parties hereto and that there are no third-party beneficiaries to, and no person or entity other than a party hereto is entitled to rely on, this Agreement or any of terms or provisions set forth herein.

14. Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

15. Loan Document.   The parties hereto acknowledge and agree that this Agreement constitutes a “Loan Document” under each of the Senior Loan Agreements.

16. Construction.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court, tribunal, or arbitration panel by reason of such party’s having or been deemed to have structured, dictated, or drafted such provision.

17. Conditions Precedent.  This Agreement shall become effective on the “Effective Date,” which means the first date on which each of the following conditions precedent shall have been satisfied; provided, however, that no provision of this Agreement shall become effective unless each of the following conditions precedent is satisfied on or before 5:00 p.m., New York time, on June 1, 2010:

(a) the execution and delivery of this Agreement by each Credit Party, Revolving Agent, Term Agent, Collateral Agent, those Senior Revolving Lenders which constitute “Required Lenders” under the Senior Revolving Loan Agreement, those Senior Term Lenders which constitute “Required Lenders” under the Senior Term Loan Agreement, Swingline Lender, and Issuing Bank;

(b) the Borrower shall have instructed Wachovia Bank, National Association (“Bank”) under that certain Deposit Account Control Agreement dated as of March 3, 2010 (the “Wachovia DACA”) among Bank, Collateral Agent, and Borrower to automatically provide to the Collateral Agent the opening and closing balances of the Controlled Accounts governed by such Wachovia DACA during the Specified Period;

(c) Jones Day’s receipt of the Retainer in immediately available funds delivered pursuant to wire instructions provided by Jones Day to Borrower; and

(d) Each Credit Party shall have executed and delivered to Revolving Agent, Term Agent, and Collateral Agent that certain fee letter dated the date hereof from Revolving Agent, Term Agent and Collateral Agent to Holdings and Borrower, and Collateral Agent shall have received the fee set forth therein.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, each of the following have caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

HOLDINGS:

GALLARUS MEDIA HOLDINGS, INC., a
Delaware corporation

By:            /s/ Daniel McCarthy

Name:           Daniel McCarthy

Title:           Chairman/CEO

TERM BORROWER AND REVOLVING
BORROWER:

NETWORK COMMUNICATIONS, INC., a
Georgia corporation

By:             /s/ Daniel McCarthy

Name:           Daniel McCarthy

Title:           Chairman/CEO

NCI AGREEMENT
[Signature Page]

REVOLVING AGENT, TERM AGENT,
COLLATERAL AGENT, A SENIOR
REVOLVING LENDER, AND SWINGLINE
LENDER:

TORONTO DOMINION (TEXAS) LLC

By:                 /s/ Robyn Zeller

Name:           Robyn Zeller

Title:           Vice President

NCI AGREEMENT
[Signature Page]

ISSUING BANK:

THE TORONTO DOMINION BANK, NEW
YORK BRANCH

By:                /s/ Robyn Zeller

Name:           Robyn Zeller

Title:           Vice President

NCI AGREEMENT
[Signature Page]

SENIOR REVOLVING LENDER:

Wells Fargo Capital Finance, Inc.
[NAME OF SENIOR REVOLVING LENDER]

By:                 /s/ Geoff Anfaso

Name:           Geoff Anfaso

Title:           SVP

NCI AGREEMENT
[Signature Page]

SENIOR TERM LENDER:

Wells Fargo Capital Finance, Inc.
[NAME OF SENIOR TERM LENDER]

By:                  /s/ Geoff Anfaso

Name:           Geoff Anfaso

Title:           SVP

NCI AGREEMENT
[Signature Page]

SCHEDULE A

DEFAULTS AND EVENTS OF DEFAULT

1. Defaults and Events of Default under clause (d) of Article VII of the Senior Revolving Loan Agreement due to the Loan Parties’ failure to comply with (a) Section 5.04(a) of the Senior Revolving Loan Agreement with respect to the obligation to deliver an opinion with the Borrower’s audited financial statements due on June 26, 2010 without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the audit, (b) Section 6.11 of the Senior Revolving Loan Agreement with respect to the obligation to have an Interest Coverage Ratio of at least 1.10 to 1.00 as of March 28, 2010, and (d) Section 6.12 of the Senior Revolving Loan Agreement with respect to the obligation to have the Maximum Senior Leverage Ratio of no greater than 3.00 to 1.00 as of March 28, 2010.

2.  Defaults and Events of Default under clause (e) of Article VII of the Senior Term Loan Agreement due to the Loan Parties’ failure to comply with Section 5.04(a) of the Senior Term Loan Agreement with respect to the obligation to deliver an opinion with the Borrower’s audited financial statements due on June 26, 2010 without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the audit.

3. Any failure to deliver any notice required by Section 5.05(a) of the Senior Revolving Loan Agreement or Section 5.05(a) of the Senior Term Loan Agreement, but only, in each case, to the extent such notice would have related solely to the Defaults and/or Events of Default described in the foregoing clauses (1) and (2).

SCHEDULE B

DEPOSIT ACCOUNTS

Owner of Deposit Account	Deposit Account Number	Depository Institution	Primary Purpose of Deposit Account	Current Balance